Exhibit 99.1

Applied DNA Rebrands as BNB Plus Corp., Elects Josh Kruger as Chairman of the Board

Rebrand Aligned with Yield-Focused BNB Treasury and BNBX Ticker

Appointment Strengthens DeFi Leadership

STONY BROOK, N.Y. – November 17, 2025 – Applied DNA Sciences, Inc. (NASDAQ: BNBX) (the “Company”) today announced that it will change its name to BNB Plus Corp. (“BNB Plus”), reflecting the Company's commitment to delivering a yield-optimized, BNB-based digital asset treasury strategy leveraging the Binance ecosystem. Alongside the rebrand, the Company also announced the appointment of Josh Kruger as Chairman of the Board.

Mr. Kruger has deep expertise in managing blockchain-native assets for yield and capital efficiency. He is the founder of OnChain Alpha and previously served as Head of Trading at Coral Capital, which was acquired by DNA Fund in late 2024.

As part of the leadership transition, Judy Murrah has voluntarily stepped down as Chairperson of the Board and will continue to serve as a Director.

“Josh’s appointment signals our commitment to strengthening our DeFi leadership as we enter our next phase of growth,” said Clay Shorrock, CEO and President of BNB Plus. “We believe his deep expertise in sophisticated yield-generation strategies will prove instrumental as we expand our BNB holdings and execute our planned accretive yield model.”

“I’m excited to serve as Chairman during this transformative chapter for the Company,” said Josh Kruger, Chairman of the Board. “BNB Plus is building a bold financial architecture rooted in Binance-native tools, and I look forward to working with the team to drive disciplined execution and unlock new forms of shareholder value.”

Following its recent ticker change to BNBX, the Company initiated a formal rebranding process to BNB Plus, including the development of its soon-to-be launched website BNB.plus and additional investor materials. Further updates will be shared as the transition progresses.

About BNB Plus Corp.

BNB Plus is unlocking institutional-grade access to the Binance ecosystem, delivering non-directional yield strategies and long BNB exposure, powering the future of blockchain through a transparent, actively managed BNB treasury. The Company’s differentiated strategy blends sophisticated DeFi yield generation with Binance-native opportunities, unlocking access to high-performance digital assets for investors traditionally excluded from the space. Formally Applied DNA Sciences, Inc., BNB Plus continues to commercialize proprietary nucleic acid production solutions for the biopharmaceutical and diagnostics markets.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning. Forward-looking statements are statements other than historical facts and address various matters including, without limitation, statements relating to the assets to be held by the Company, the expected future market, price and liquidity of the digital assets the Company acquires, statements regarding the potential for and amount of additional cash proceeds from warrant exercise, the macro and political conditions surrounding digital assets, the Company’s plan for value creation and strategic advantages, market size, market position, and growth opportunities, regulatory conditions, competitive position and the interest of other corporations in similar business strategies, technological and market trends, future announcements and priorities, expectations regarding management, future financial and operating condition and performance, the expected financial impacts of the proposed transactions described herein and other projections or statements of plans and objectives.

These forward-looking statements are based on current expectations, estimates, assumptions, and projections, and involve known and unknown risks, uncertainties, and other factors—many of which are beyond the Company’s control—that may cause actual results, performance, or achievements to differ materially from those expressed or implied by such statements. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, failure to realize the anticipated benefits of the proposed digital asset treasury strategy; changes in business, market, financial, political and regulatory conditions; risks relating to the Company’s operations and business, including the highly volatile nature of the price of BNB and other cryptocurrencies; the illiquidity of the OBNB units owned by the Company, risks related to the Company’s ability to raise and deploy capital effectively; risks relating to an unproven yield generation strategy, the risk that the price of the Company’s common stock may be highly correlated to the price of the digital assets that it holds; risks related to increased competition in the industries in which the Company does and will operate; risks relating to significant legal, commercial, regulatory and technical uncertainty regarding digital assets generally; risks relating to the treatment of crypto assets for U.S. and foreign tax purposes; risks related to the unknown returns, liquidity and/or token accumulation that the Company’s BNB treasury strategy will generate; risks relating to market volatility, cybersecurity and custody of digital assets, potential changes in laws or accounting standards relating to cryptocurrency, and regulatory developments affecting BNB or other digital assets; as well as those risks and uncertainties identified in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements in this press release speak only as of the date of this document, and the Company undertakes no obligation to update or revise any of these statements.

Visit www.BNB.plus for more information. Follow us on X and LinkedIn. Join our mailing list.

Investor Relations contact: John Ragozzino Jr., CFA BnB@icrinc.com

Web: www.BNB.plus

X: BNBX_Corp

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